Exhibit 10.32
RESIGNATION AND SEPARATION AGREEMENT
     THIS RESIGNATION AND SEPARATION AGREEMENT, dated March 9, 2007 (the “Agreement”), by and between ODYSSEY RE HOLDINGS CORP. (the “Company”) and Robert Giammarco (the “Executive”).
     WHEREAS, the Executive resigned from his position as Chief Financial Officer of the Company effective August 15, 2006, and resigned from his position as Executive Vice President of the Company, effective October 31, 2006 (the “Effective Date”); and
     WHEREAS, the parties intend that this Agreement shall set forth the terms of the Executive’s resignation and separation from the Company, and that this Agreement shall supersede all prior agreements between the parties regarding the subject matter contained herein including, without limitation, any agreements that may be implied by or inferred from any public or nonpublic disclosure made by the Company pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 or any other applicable law or regulation.
     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth in this Agreement, the parties hereto hereby agree as follows:
     1. Resignation. Effective August 15, 2006, the Executive resigned from his position as Chief Financial Officer of the Company, and the Executive hereby resigns from his position as Executive Vice President of the Company and from all other offices and positions with the Company and its subsidiaries, effective as of the Effective Date (or prior to such date, as applicable and noted above). Until and including the Effective Date, the Executive shall continue to serve in his capacity as Executive Vice President and shall perform transition services to the extent reasonably requested by the Company.
     2. Payments. In consideration of the covenants set forth herein and the waiver and release of claims set forth below, the Company shall provide the Executive with the following payments:
     (a) Payments. In consideration for services performed while an executive of the Company, a cash payment in the amount of $2,000,000 payable within 10 days following the Executive’s execution and delivery of this Agreement.
     (b) Restricted Stock. In connection with the Executive’s employment with the Company, the Company previously granted the Executive 12,959 shares of restricted common stock (the “Restricted Shares” pursuant to the Company’s 2001 Restricted Share Plan (the “Plan”). The Restricted Shares shall be forfeited without any payment to the Executive pursuant to the terms of the Plan, effective as of the close of business on the Effective Date.
     (c) No Other Compensation or Benefits. Except as otherwise specifically provided herein or as required by Section 4980B(f) of the Internal Revenue Code of 1986, as amended (relating to “COBRA” coverage) or other applicable law, the Executive shall not be entitled to any compensation or benefits or to participate in any past, present or future employee benefit programs or arrangements of the Company on or after the Effective Date; provided, however, that nothing herein shall be construed to affect the Executive’s right to his vested accounts under the Odyssey America Reinsurance Corporation Profit Sharing Plan and the Odyssey America Reinsurance Corporation 401(k) Excess Plan, pursuant to the terms of such plans.
     3. Return of Property. The Executive represents that he has returned to the Company all property of the Company, its subsidiaries and the companies set forth on the list attached hereto as Exhibit A (the “Company Group”) in his possession and all property made available to the Executive in connection with his employment by the Company, including, without limitation, any and all Company Group credit cards, keys, security access codes, records, manuals, customer lists, notebooks, computers, computer programs and files, papers, electronically stored information and documents kept or made by the Executive in connection with his employment; provided, however, that the Executive is not required to return any such documents that do not contain any Confidential Information (as defined below).
     4. Cooperation. From and after the Effective Date, the Executive shall cooperate in all reasonable respects with the Company Group and its respective directors, officers, attorneys and experts in connection with the conduct of any action, proceeding, investigation or litigation involving the Company Group, including any such action, proceeding, investigation or litigation in which the Executive is called to testify. The Company shall reimburse the Executive for all of his travel and other direct expenses reasonably incurred by him to comply with his obligations under this Section 4.
     5. Confidentiality, Restrictive Covenants.
     (a) Confidentiality. For a period of three years following the Effective Date, the Executive agrees that all confidential and proprietary information relating to the business of the Company Group (“Confidential Information”) shall be kept and treated as confidential, except where the Company gives its prior written consent to the Executive to release specific information. The phrase “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by, or at the direction of, the Executive or (ii) becomes available to the Executive on a non-confidential basis from a source other than the Company Group or any of its representatives, provided that such source is not known to the Executive to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company Group with respect to such information. Notwithstanding anything in this Section 5(a) to the contrary, in the event that the Executive receives a request to disclose Confidential Information, under (A) the terms of a subpoena (or an interrogatory or other discovery document the failure to respond to which would subject the Executive to legal sanctions), or (B) an order issued by a court of competent jurisdiction or by a governmental body, or the Executive otherwise becomes legally compelled to disclose any Confidential Information, the Executive shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy. Notwithstanding anything herein to the contrary, the Executive may consult with his personal attorney in connection with his compliance with the actions described in clauses (A) and (B) above.

     (b) Non-Solicitation. The Executive agrees that during the period commencing on the Effective Date and ending on the 12-month anniversary of the Effective Date (the “Restricted Period”), the Executive shall not directly or indirectly (i) solicit, induce or attempt to solicit or induce any person who is, or during the then most recent 12-month period was, an employee or officer of the Company Group, and who the Executive knows or reasonably should know is or was such a person, to leave the employ of the Company Group or violate the terms of his or her contract, or any employment arrangement, with the Company Group; or (ii) induce or attempt to induce any customer, client, supplier, licensee or other business relation of the Company Group that the Executive knows or reasonably should know is such a person or entity to cease doing business with the Company Group. As used herein the term “indirectly” shall include, without limitation, the Executive’s permitting the use of the Executive’s name by any competitor of the Company Group in violation of this Section 5(b). For purposes of clarification, this Section 5(b) shall not apply to a solicitation by a subsequent employer of the Executive that is part of a general solicitation for employment to the general public.
     6. Exclusive Property. Subject to Section 5(a), the Executive confirms that all Confidential Information is and shall remain the exclusive property of the Company. All business records, papers and documents containing Confidential Information kept or made by the Executive relating to the business of the Company Group is and shall remain the property of the Company.
     (a) Remedies. Without intending to limit the remedies available to the Company Group, the Executive agrees that a breach of any of the covenants contained in this Agreement may result in material and irreparable injury to the Company Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, any member of the Company Group shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from engaging in activities prohibited by the covenants contained in this Agreement or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement. Such injunctive relief in any court shall be available to the Company Group in lieu of, or prior to or pending determination in, any arbitration proceeding.
     7. Release.
     (a) Release by Executive. In consideration of the payments provided to the Executive under this Agreement and after opportunity to consult with counsel, the Executive, and each of the Executive’s respective heirs, executors, administrators, spouse, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Company, its subsidiaries, Fairfax Financial Holdings Limited, Fairfax Inc., and Hamblin Watsa Investment Counsel Ltd. (the “Released Company Group”) and each of their respective officers, employees, directors, and agents from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, arising out of the Executive’s employment relationship with and service as an employee or officer of the Released Company Group, including, without limitation, any representation, action or event relating to his hiring by the Released Company Group or (ii) the Executive’s resignation from the Released Company Group (“Released Executive Claims”); provided, however, that the release set forth in this Section 7(a) shall not apply to any of the obligations of the Company under this Agreement. The Releasors further agree that the payments described in this Agreement shall be in full satisfaction of any and all Released Executive Claims for payments or benefits, whether express or implied, that the Releasors may have against the Released Company Group arising out of the Executive’s employment relationship or the Executive’s service as an employee or officer of the Released Company Group and Executive’s resignation.
     (b) No Assignment. The Executive represents and warrants that he has not assigned any of the Released Executive Claims. The Company represents and warrants that it has not assigned any of the Released Company Claims (as defined below).
     (c) Claims. The Executive agrees that prior to the date hereof, he has not instituted, assisted or otherwise participated in connection with, any action, complaint, claim, charge, grievance, arbitration, lawsuit, or administrative agency proceeding, or action at law or otherwise against any member of the Released Company Group or any of their respective officers, employees, directors or agents.
     (d) Release by the Released Company Group. In consideration of the covenants provided by the Executive under this Agreement, the Released Company Group hereby irrevocably and unconditionally releases and forever discharges the Executive and his heirs, executors, administrators, spouse, agents, successors and assigns (the “Executive Released Parties”) from any and all Claims that the Released Company Group may have, or in the future may possess, arising out of (i) the Executive’s employment relationship with the Released Company Group or his resignation therefrom or (ii) any other matter, cause or thing whatsoever from the first date of the Executive’s employment with the Company to the Effective Date (the “Released Company Claims”); provided, however, notwithstanding the generality of the foregoing, nothing herein shall be deemed to release the Executive from (A) any rights or claims of the Released Company Group arising out of or attributable to the Executive’s actions or omissions involving or arising from fraud, theft, willful bad faith or intentional or gross negligent conduct or material violations of any law, rule statute or regulation while employed by the Released Company Group, with any action to be taken against the Executive to be determined by a majority of the members of the Board of Directors of the Company; and (B) the Executive’s obligations under this Agreement.
8. Miscellaneous.
     (a) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes and replaces any express or implied, written or oral, prior agreement or plans or arrangement with respect to the terms of the Executive’s employment or the Executive’s resignation from the Company Group which the Executive may have had with the Company Group, including, without limitation, any agreements that may be implied by or inferred from any public or nonpublic disclosure made by the Company pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 or any other applicable law or regulation. This Agreement may be amended only by a written document signed by the parties hereto.
     (b) Withholding Taxes and Payroll Deductions. Any payments made or benefits provided to the Executive under this Agreement shall be reduced by any applicable withholding taxes and payroll deductions.
     (c) Indemnification. Notwithstanding any provision herein to the contrary, the Indemnification Agreement between the Executive and the Company dated as of June 15, 2006, which is attached as Exhibit B, is incorporated by reference into this Agreement and shall continue in full force and effect in accordance with its terms.
     (d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.
     (e) Waiver. The failure of any party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by any party hereto of any breach or default by another party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.
     (f) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.
     (g) Section 409A Savings Clause. If any provision of this Agreement contravenes Section 409A of the Code, the regulations promulgated thereunder or any related guidance issued by the U.S. Treasury Department, the Company may, in consultation with the Executive, amend this Agreement or any provision hereof to maintain to the maximum extent practicable the original intent of the provision without violating the provisions of Section 409A of the Code.
     (h) Descriptive Headings. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
     (i) Counterparts. This Agreement may be executed in one or more counterparts, which, together, shall constitute one and the same agreement.
     (j) Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be enforceable by the Executive and the Company and their respective successors and assigns.
     (k) Arbitration. Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be submitted to final and binding arbitration to be conducted in New York, New York under the employment arbitration rules of the American Arbitration Association before a single arbitrator of exemplary qualifications and stature, who shall be selected jointly by the Company and the Executive, or, if the Company and the Executive cannot agree on the selection of the arbitrator, shall be selected by the American Arbitration Association. The arbitrator shall issue a confidential written opinion stating the essential findings and conclusions upon which the arbitrator’s award is based. The arbitrator will be bound by the substantive law of the State of New York but will not be bound by the rules of procedure customary in courts of law. The parties consent to the jurisdiction of the State and Federal District Courts in and for New York City, New York, for all purposes in connection with arbitration, including the entry of judgment on any award. The arbitrator shall have no power to alter or modify any express provision of this Agreement or to render an award which has the effect of altering or modifying any express provision hereof. Nothing in this paragraph shall affect either party’s ability to seek from a court injunctive or equitable relief at any time.
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     IN WITNESS WHEREOF, the Company and the Released Company Group have executed this Agreement as of the date first set forth above and the Executive has executed this Agreement as of the date set forth below.
ODYSSEY RE HOLDINGS CORP.

By:
Name:
Title:

FAIRFAX FINANCIAL HOLDINGS LIMITED
(AS TO ARTICLE 7 ONLY)

By
Name:
Title:
FAIRFAX INC.
(AS TO ARTICLE 7 ONLY)

By:
Name:
Title:

HAMBLIN WATSA INVESTMENT COUNSEL LTD.
(AS TO ARTICLE 7 ONLY)

By:
Name:
Title:
THE EXECUTIVE HEREBY ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS AGREEMENT, THAT THE EXECUTIVE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT THE EXECUTIVE HEREBY ENTERS INTO THIS AGREEMENT VOLUNTARILY AND OF HIS OWN FREE WILL.
ACCEPTED AND AGREED:

Robert Giammarco

Date:

EXHIBIT A
Fairfax Financial Holdings Limited
Fairfax Inc.
Hamblin Watsa Investment Counsel Ltd.
Northbridge Financial Corporation and its operating insurance subsidiaries
Crum & Forster Holdings Corp. and its operating insurance subsidiaries
TIG Insurance Company
nSpire Re Limited
RiverStone Insurance (UK) Limited
CRC (Bermuda) Reinsurance Limited
Wentworth Insurance Company Ltd.
Falcon Insurance Company (Hong Kong) Ltd.
First Capital Insurance Limited
ICICI Lombard General Insurance Company Limited
RiverStone Group LLC/RiverStone Holdings Limited
TRG Holding Corporation
Cunningham Lindsey Group Inc.
MFXchange Holdings Inc./MFXchange US, Inc.

EXHIBIT B
Indemnification Agreement